Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Second Amendment"), dated as of June 1, 2010, is by and between SILVERLEAF RESORTS, INC., a Texas corporation, having an address of 1221 River Bend Drive, Suite 120, Dallas, Texas 75247 (“Borrower”) and LIBERTY BANK, a Connecticut non stock mutual savings bank, having an office and place of business at 315 Main Street, Middletown, Connecticut 06457 as facility agent and collateral agent (the "Lender").

RECITALS

A.            WHEREAS, pursuant to the terms and subject to the conditions of that certain Loan and Security Agreement, dated as of September 28, 2007, as modified by a Letter Agreement dated November 15, 2007, accepted by Borrower on December 14, 2007 and by a First Amendment to Loan Agreement dated as of July 2, 2008,  by and between Lender and Borrower (such Loan and Security Agreement as so modified and amended, and as amended hereby and as may hereafter be amended, restated, supplemented or modified from time to time, being hereinafter referred to as the "Loan Agreement"), Lender has agreed to make available to Borrower revolving credit facilities in a maximum principal amount of up to $72,500,000.00; and

B.             WHEREAS, Borrower has requested that Lender accept a voluntary prepayment in connection with the Borrower’s “Silverleaf Timeshare Loan-Backed Notes 2010-A” securitization (the “June Securitization”), and Lender has agreed to accept such voluntary prepayment subject to the terms and conditions of this Second Amendment; and

C.             WHEREAS, in furtherance of the foregoing and to evidence the agreements of the parties hereto, the parties hereto desire to amend the Loan Agreement and to enter into such other agreements as are hereinafter provided.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Article 1
Definitions

1.01         Capitalized terms used and not otherwise defined in this Second Amendment shall have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

Article 2
Amendments to Loan Agreement

The Loan Agreement is hereby amended as follows, such amendments to be deemed effective as of the Second Amendment Effective Date (defined below):

2.01         Amendments to Article I Section 1.1 Definitions.  As of the Second Amendment Effective Date, the following definitions are hereby amended and added as follows:

(A)           Change to Definition of Maximum Amount.  The Definition of Maximum Amount shall become:

 Maximum Amount means an aggregate amount not to exceed at any time $72,500,000.00 until such time as Borrower has effected the June Securitization and prepaid the Loan to an amount not greater than $40,000,000, and thereafter the aggregate amount shall not exceed at any time $40,000,000.00.

(B)           Addition of Definition of Second Amendment Effective Date. The Definition of Second Amendment Effective Date set forth below shall be added to Article I Section 1.1 of the Loan Agreement in appropriate alphabetical order to read in its entirety as follows:

 Second Amendment Effective Date shall mean the later of (i) the date of execution of this Second Amendment by Lender or (ii) the date of satisfaction by Borrower of all of the conditions set forth in Section 4 of this Second Amendment.

2.02         Amendments To Section 2 Revolving Loan and Lending Limits.  As of the Second Amendment Effective Date:

(A)           Change to Section 2.4(a) of the Loan Agreement (Voluntary Prepayments).
Section 2.4(a) is hereby amended and restated to read in its entirety as follows:

(a)                            Voluntary Prepayments.  Except for regular payments of interest and principal as provided hereunder, prepayments, (i) shall not be permitted during the Revolving Loan Period, and (ii) may be made in whole, but not in part, upon five (5) days prior written notice to the Agent at any time after the end of the Revolving Loan Period upon payment of the applicable Prepayment Premium (whether such prepayment results from voluntary payments by Borrower, acceleration, or otherwise); provided, however, that (A) payments or prepayments of Pledged Notes Receivable made by Purchasers who are not directly or indirectly solicited by Borrower to make such prepayment shall not violate this Section 1.1(a), and no Prepayment Premium shall be payable as a result of any such payment by Purchasers; and (B) so long as no Event of Default and no event or condition which with the passage or lapse of time would be or become an Event of Default exists, at any time prior to July 2, 2010, the Borrower wishes to obtain a release any Pledged Notes Receivable, in a non adverse selection method which does not impair the value, credit quality or condition of the  remaining Pledged Notes Receivable held by Agent, for the purpose of including those Pledged Notes Receivable in a securitization pooling or similar conduit transaction, Borrower may prepay, in whole but not in part, the principal balance of the Loan which Agent has participated to HSBC Bank and M&I Marshall & Ilsley Bank without payment of a Prepayment Premium.

2.03         Amendment of Section 12 Notices.  The notice provision in Section 12.1 for Lender shall be changed to:
 If to Lender:
 Liberty Bank
 315 Main Street
 Middletown, Connecticut  06457
 Attn: David F. Brede, Vice President
 Fax No. (860) 343-7436

2.04         Amendments to Schedule 1.0 to Loan Agreement. As of the Second Amendment Effective Date, Schedule 1.0 to the Loan Agreement shall be in the form attached hereto as Schedule 1.0.

Article 3
Events of Default

3.01         Acknowledgment of No Existing Events of Default. Borrower hereby acknowledges that, immediately prior to giving effect to this Second Amendment, Borrower has not failed to comply with any provision of the Loan Agreement and knows, after due inquiry and investigation, of no events or conditions, which exist or with the passage of time are or would be or become Events of Default.

Article 4
Conditions

4.01         Conditions to Effectiveness.  The effectiveness of this Second Amendment and the agreements of Lender set forth herein, are subject to the satisfaction of the following conditions precedent, all in form and substance satisfactory to Lender in its sole discretion:

(a)            Lender shall have received each of the following, each in form and substance satisfactory to Lender in its sole discretion, and, where applicable, each duly executed by each party thereto, other than Lender:

(i)             This Second Amendment, duly executed by an authorized officer of Borrower; and

(ii)            The consent of HSBC Bank to the Second Amendment by indicating its consent on the form provided herein; and

(iii)           The consent of M & I Marshall and Isley Bank by indicating its consent on the form provided herein; and

(iv)           Borrower shall have paid or authorized Lender to charge its loan account for $18,400 in connection with the provisions contained in this Second Amendment, which sum shall be retained in full by Lender and not participated to or shared with HSBC Bank or M & I Marshall and Isley Bank; and

(v)            Borrower shall have successfully consummated the June Securitization and prepaid the Loan to an amount outstanding not greater than $40,000,000; and

(vi)           All other documents Lender may request with respect to any matter relevant to this Second Amendment or the transactions contemplated hereby.

(b)            The representations and warranties contained herein and in the Loan Agreement and the Schedules and Exhibits thereto and the other documents executed in connection with the Loan Agreement (herein referred to as "Loan Documents"), as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

(c)            All proceedings taken in connection with the transactions contemplated by this Second Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender.

(d)            In selecting Eligible Notes Receivable for inclusion in the June Securitization from those previously pledged to Agent under the Loan, key portfolio metrics (weighted average FICO score, weighted average number of payments made, weighted average remaining term, weighted average coupon) shall not materially deteriorate after having given effect to such selection.

(e)            Borrower shall have paid Lender for all fees, costs and expenses incurred by Lender in preparation and execution of this Second Amendment.

Article 5
Ratifications, Representations and Warranties

5.01         Ratifications. The terms and provisions set forth in this Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Second Amendment the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Borrower and Lender agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  This Second Amendment is not intended to be or to create, nor shall it be construed as or constitute, a novation or an accord and satisfaction but shall constitute an amendment of the Loan Agreement.

5.02         Representations and Warranties.  Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Second Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Organization of Borrower; (b) Borrower has authorized the execution, delivery and performance of this Second Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Lender; (e) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; (f) Borrower has not amended its Articles or Certificate of Incorporation or Bylaws since the date of the Loan Agreement; (g) the execution, delivery and performance of this Second Amendment and the Loan Documents executed in connection herewith by Borrower are within its powers, have been duly authorized, and do not contravene (i) its Articles or Certificate of Incorporation and Bylaws, or (ii) any applicable law; and (h) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Second Amendment or the Loan Documents executed in connection herewith, as applicable, by or against Borrower.

Article 6
Miscellaneous Provisions

6.01         Survival of Representations and Warranties.  All representations and warranties made herein and in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Second Amendment, shall survive the execution and delivery of this Second Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

6.02         Reference to Loan Agreement.  Each of the Loan Agreement and the other Loan Documents, and any and all other documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

6.03         Severability.  If any term or provision of this Second Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Second Amendment which shall be given effect so far as possible.

6.04         Successors and Assigns.  This Second Amendment is binding upon and shall inure to the benefit of Lender, all future holders of any Note and all Transferees, and each of their respective successors and permitted assigns.  Borrower may not assign or transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of Lender.

6.05         Counterparts.  This Second Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This Second Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 6.05, and each party to this Second Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Second Amendment.

6.06         Effect of Waiver.  No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.07         Headings.  The headings, captions, and arrangements used in this Second Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.

6.08         Applicable Law; Waiver of Jury Trial.  THIS SECOND AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AGREEMENT.

6.11         Final Agreement.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS SECOND AMENDMENT IS EXECUTED.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS SECOND AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.

6.12         Release by Borrower.  By execution of this Second Amendment, Borrower acknowledges and confirms that Borrower does not have any offsets, defenses or claims against Lender, or any of its present or former subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns whether asserted or unasserted.  To the extent that Borrower may have such offsets, defenses or claims, Borrower and each of its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, knowingly, voluntarily and intentionally waive, release and forever discharge Lender, its subsidiaries, affiliates, officers, directors, shareholders, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the "Lender Affiliates") of and from any and all actual or potential claims, demands, damages, actions, requests for sanctions and causes of action, torts, obligations, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, all other liabilities whether known or unknown, matured or unmatured, contingent or absolute, of any kind or description whatsoever, either in law or in equity or otherwise, asserted or unasserted which against Lender and/or Lender Affiliates they ever had, now have, claim to have or may later have or which any of any Borrower's successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had, now has, claim to have or may later have, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated, and Borrower hereby agrees that Borrower is collaterally estopped from asserting any claims against Lender or any of the Lender Affiliates relating to the foregoing.

IN WITNESS WHEREOF, this Second Amendment To Loan and Security Agreement has been executed and is effective as of the date first above written.

BORROWER:

SILVERLEAF RESORTS, INC., a Texas corporation

By:	/S/ HARRY J. WHITE, JR.
	Name:	Harry J. White, Jr.
	Title:	Chief Financial Officer

LENDER:

LIBERTY BANK

By:	/S/ DAVID F. BREDE
	Name:	David F. Brede
	Title:	Vice President

Each of the undersigned acknowledge and agree to this Second Amendment and further agree that upon receipt from Lender of an amount equal to the outstanding balance of its Participant’s Share (as defined in the applicable Participation Agreement identified below) in the Loan plus all accrued and unpaid interest thereon (pursuant to Section 5.5 of such Participation Agreement), its Participant’s Share shall be deemed reconveyed to Lender:

HSBC Bank USA, National Association
Participation Agreement dated as of July 2, 2008, as amended

By:  /S/  PAUL J. PRZYBYLSKI
Name/Title: Paul J. Przybylski, Vice President
As of June 2, 2010

M & I Marshall and Isley Bank
First Amended and Restated Participation Agreement dated as of July 2, 2008, as amended

By:  DAMON W. PELERS
Name/Title:  Damon W. Pelers / Vice President

As of June 1, 2010

List of Exhibits and Schedules to Agreement Not Filed Herewith:

Schedule 1.0 – Identification of Lenders, Participants and Their Respective Pro Rata Percentage